                                                                     Exhibit 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                            NTK/GAC ACQUISITION CORP.

      FIRST: The name of the Corporation is NTK/CAC Acquisition Corp.

      SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

      FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

      FIFTH: The affirmative vote or consent of the holders of greater than Fifty-One Percent (51%) of the outstanding Common Stock of the Corporation shall be necessary to approve any action to be taken by the stockholders of the Corporation.

      SIXTH: The names and addresses of those persons who shall serve as Directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their successors are elected and qualified are as follows:

    NAMES                                   MAILING ADDRESSES
    -----                                   -----------------
Ralph R. Papitto                            c/o Nortek, Inc.,
                                            19th Floor
                                            Fleet Center
                                            Providence, RI 02903

Richard L. Bready                           c/o Nortek, Inc.,
                                            19th Floor

                                            Fleet Center
                                            Providence-RI C2903

Richard Harris                              c/o Nortek, Inc.,
                                            19th Floor
                                            Fleet Center
                                            Providence, RI 02903

      SEVENTH: The name and mailing address of the Incorporator is as follows:

           NAME                           MAILING ADDRESS
           ----                           ---------------
Laura N. Wilkinson, Esquire          2100 Hospital Trust Tower
                                     Providence, RI 02903

      EIGHTH: The Corporation is to have perpetual existence.

      NINTH: Elections of Directors need not be by written ballot unless the By-laws of the Corporation so provide.

      TENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is authorized and empowered to adopt, alter, amend and repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware.

      ELEVENTH: The Corporation shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Laws of Delaware.

      TWELFTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

      THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

      I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this is 15th day of December, 1986.

                                     /s/ Laura N. Wilkinson
                                    ---------------------------
                                    Laura N. Wilkinson

                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            NTK/GAC ACQUISITION CORP.

      NTK/GAC ACQUISITION CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      FIRST: That pursuant to a Unanimous Written Consent of the Board of Directors in accordance with Section 141 of the General Corporation Law of the State of Delaware, dated December 23, 1988, and filed with the minutes of the board, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of NTK/GAC Acquisition Corp., declaring said amendment to be advisable and authorizing the solicitation of the approval of the Sole Shareholder of NTK/GAC Acquisition Corp. The resolution setting forth the proposed amendment is as follows:

      RESOLVED: That effective December 29, 1988 Article FIRST of the Certificate of Incorporation of this corporation be, and it hereby is, amended to read as follows:

      "The name of this corporation is Aubrey Manufacturing, Inc."

      SECOND: That thereafter, pursuant to the Written Consent of Sole Shareholder of NTK/GAC Acquisition Corp. in accordance with Section 228 of the General Corporation Law of the State of Delaware, dated December 27, 1988, the Sole Shareholder approved the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 141, 228 and 242 of the General Corporation Law of the State of Delaware.

      FOURTH: That the capital of NTK/GAC Acquisition Corp. shall not be reduced under or by reasons of said amendment.

      IN WITNESS WHEREOF, NTK/GAC Acquisition Corp. has caused this certificate to be signed by its Vice President and Secretary, this 12th day of January, 1989.

                                       NTK/GAC ACQUISITION CORP.

                                       By:  /s/ Richard L. Bready
                                           --------------------------
                                           Vice President

                                       Attest  /s/ John R. Potter
                                              ---------------------
                                              Secretary

                                      -6-